   As filed with the Securities and Exchange Commission on February 11, 1994
                                             Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                               -----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                               -----------------
                                    RPM, Inc.
  ___________________________________________________________________________
            (Exact name of registrant as specified in its charter)

                                     Ohio
  ___________________________________________________________________________
        (State or other jurisdiction of incorporation or organization)

                                  34-6550857
  ___________________________________________________________________________
                      (I.R.S. Employer Identification No.)

       2628 Pearl Road, P.O. Box 777, Medina, Ohio  44258 (216) 273-5090
  ___________________________________________________________________________
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                                          Copy to:
           Thomas C. Sullivan                                   William A. Papenbrock, Esq.
               RPM, Inc.                                         Calfee, Halter & Griswold
              P.O. Box 777                                    800 Superior Avenue - Suite 1800
          Medina, Ohio  44258                                      Cleveland, Ohio  44114
             (216) 273-5090                                            (216) 622-8200

  (Name, address, including zip code,
  and telephone number, including area
      code, of agent for service)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement and after compliance with applicable state and federal laws.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. _____

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box.   x
                                                                  -----

                        CALCULATION OF REGISTRATION FEE

       Title of                                    Proposed              Proposed
     each class of                                  maximum               maximum
      securities              Amount               offering              aggregate             Amount of
         to be                 to be               price per             offering            registration
      registered            registered             share (1)             price (1)                fee
  Common Shares,
  without par value      3,560,184 shares           $18.1875             $64,750,847             $22,328


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), using the average of the high and low sales prices of the Common Shares of the Registrant as reported on the NASDAQ National Market System on February 8, 1994.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 Subject to completion; dated February 11, 1994


***************************************************************************
*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A  *
*  REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED     *
*  WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT  *
*  BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE        *
*  REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT    *
*  CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY     *
*  NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH  *
*  SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO            *
*  REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH    *
*  STATE.                                                                 *
*                                                                         *
***************************************************************************






PROSPECTUS
                                   RPM, INC.
                                   3,560,184
                                 COMMON SHARES
                              (without par value)




                 This Prospectus relates to the offer and sale of 3,560,184 Common Shares, without par value (the "Common Shares"), of RPM, Inc., an Ohio corporation (the "Company"). All of the Common Shares being registered may be offered and sold from time to time by certain selling shareholders of the Company. See "Selling Shareholders." The Company will not receive any proceeds from the sale of the Common Shares.

                 The Company's Common Shares are traded in the NASDAQ National Market System under the symbol "RPOW." On January 31, 1994 the last reported sale price for the Common Shares was $19.125 per share.


                       _______________________________


                 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                       _______________________________



                 No person has been authorized to give any information or to make any representations other than those contained in this Prospectus (including the material incorporated herein by reference) and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person deemed to be an underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares covered by this Prospectus by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof.


                       _______________________________



                The date of this Prospectus is February __, 1994

                                  THE COMPANY

                 RPM, Inc., an Ohio corporation, has its principal executive offices at 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258, and its telephone number is (216) 273-5090. As used in this Prospectus, the "Company" shall refer to RPM, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

Current Developments

                 On January 7, 1994, the Board of Directors declared a quarterly cash dividend of $.13 per share, payable on January 31, 1994 to shareholders of record on January 17, 1994.

                             AVAILABLE INFORMATION

                 The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission") which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information filed by the Company also are available for inspection and copying at the regional offices of the Commission located at: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such request should be directed to Paul A. Granzier, Esq., Secretary, RPM, Inc., 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258, telephone (216) 273-5090.

                 The Company hereby incorporates the following documents in this Prospectus by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1993; (b) the Company's Current Report on Form 8-K dated July 31, 1993; (c) the Company's Quarterly Report on Form 10-Q for the period ended August 30, 1993; (d) the Company's definitive Proxy Statement filed with the Commission pursuant to Section 14 of the Exchange Act in connection with the Annual Meeting of Shareholders held on October 8, 1993;
(e) the Company's Current Report on Form 8-K dated October 26, 1993, as amended; and (f) the Company's Quarterly Report on Form 10-Q for the period ended November 30, 1993.

                 All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

                              SELLING SHAREHOLDERS

                 The Common Shares covered by this Prospectus are being offered and sold by the shareholders of the Company listed below (the "Selling Shareholders"). The Company issued and sold such Common Shares to the Selling Shareholders on October 26, 1993 in connection with the Company's acquisition of Stonhard, Inc., a Delaware corporation ("Stonhard"). In connection therewith, the five shareholders of Stonhard received, in the aggregate, 3,560,184 Common Shares of the Company and Stonhard became a wholly owned subsidiary of the Company. The 3,560,184 Common Shares owned by the Selling Shareholders represent all of the Common Shares presently owned by them.

                 The following table shows as to each Selling Shareholder the number of Common Shares owned by each Selling Shareholder prior to this offering and the number of Common Shares being registered hereby:

                                                   Shares                  Number
                                                   owned                    of
                                                  prior to                Shares
Name                                              offering               registered
- ----                                              --------               ----------
H. Donald Stork1  . . . . . . . . . . .          1,928,267                1,928,267
Jeffrey M. Stork2 . . . . . . . . . . .          1,027,896                1,027,896
Brian D. Stork  . . . . . . . . . . . .            201,649                  201,649
Linda J. Stork  . . . . . . . . . . . .            200,723                  200,723
Lauren L. Flannery  . . . . . . . . . .            201,649                  201,649
                                                 ---------                ---------


                Total . . . . . . . . .          3,560,184(3)            3,560,184(3)
                                                 =========               =========

______________

1        H. Donald Stork formerly was a Director of Stonhard.

2        Upon the Company's acquisition of Stonhard, Stonhard entered into an Employment Agreement with Jeffrey M. Stork pursuant to which he agreed to continue to serve as President of Stonhard until May 31, 1996.  Mr. Stork also continues to serve as a Director of Stonhard.

3        Includes 356,019 Common Shares, consisting of 192,827 Common Shares owned by H. Donald Stork, 102,790 Common Shares owned  by Jeffrey M. Stork, 20,165 Common Shares owned by Brian D. Stork, 20,072 Common Shares owned by Linda J. Stork, and
         20,165 Common Shares owned by Lauren L. Flannery, being held in escrow until the earlier of (i) the date of the first combined audit of the consolidated financial statements of Stonhard and the Company or (ii) October 26, 1994, by First
         Fidelity Bank N.A. Pennsylvania (the "Escrow Agent") in accordance with an Escrow Agreement dated October 26, 1993 by and among the Selling Shareholders, the Escrow Agent and the Company (the "Escrow Agreement").  The Common Shares held under the Escrow Agreement are for the purpose of indemnifying the Company against losses resulting from any breach of the representations, warranties and covenants contained in the Agreement and Plan of Reorganization dated October 1, 1993, as amended, by and among the Company and the Selling Shareholders.  As and in the manner provided for in the Escrow
         Agreement, the Selling Shareholders may substitute suitable collateral for the Common Shares held in escrow.

Securities Agreement

                 Under the terms of a Securities Agreement dated October 26, 1993 by and among the Company and the Selling Shareholders (the "Securities Agreement"), the Company agreed to use its best efforts to file a registration statement with respect to the 3,560,184 Common Shares and to maintain the effectiveness of such registration statement for a period of 24 months from the date of this Prospectus. All of the registration and qualification fees, printing and accounting fees, and fees and disbursements of the Company's legal counsel incurred in connection with the registration of the Common Shares will be paid by the Company; provided, however, that any underwriters' discounts and commissions and brokerage or dealer commissions will be borne by the Selling Shareholders. The 3,560,184 Common Shares may be offered and sold from time to time within such 24-month period as determined by the Selling Shareholders.
The Securities Agreement grants the Company the right to be notified of the terms, including price and identity of the purchaser, of any public or private sale in one or a series of related transactions of all of the Common Shares owned by a Selling Shareholder. As of the date of this Prospectus, the Company is unaware of any plans or intentions of the Selling Shareholders with respect to the amount of Common Shares any of them desire to sell or when any of the Selling Shareholders would desire to sell their Common Shares, except that, depending on market conditions, the Selling Shareholders may sell an as yet undetermined number of Common Shares for the purposes of investment diversification and to pay certain fees and expenses incurred by the Selling Shareholders in connection with the acquisition of Stonhard by the Company.


                               MANNER OF OFFERING

                 Sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to sale. Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

                 The Company has advised the Selling Shareholders of their obligations under the Exchange Act to avoid market manipulation of the Common Shares (including, without limitation, their obligation not to purchase or solicit purchases by others of any of the Common Shares during the two business days preceding the commencement of any offers or sales of the Common Shares by any of the Selling Shareholders) until the offering pursuant to this Prospectus by all Selling Shareholders has been completed.

                 The Company also has advised the Selling Shareholders of their obligations under the Securities Act to deliver copies of this Prospectus to any purchaser of their Common Shares.

                          DESCRIPTION OF COMMON SHARES

                 The following summary contains certain information regarding the Company's Common Shares. This information is qualified in its entirety by reference to the Company's Amended Articles of Incorporation, as amended (the "Amended Articles"), and Chapter 1701 of the Ohio Revised Code.

                 The Company is incorporated under the laws of the State of Ohio and its authorized capital stock consists of 100,000,000 Common Shares, without par value. There were 56,731,837 shares outstanding as of January 31, 1994. All presently outstanding Common Shares of the Company to be sold by the Selling Shareholders have been duly authorized and validly issued, and are fully paid and nonassessable. Dividends, which may be declared at the direction of the Board of Directors of the Company, must be paid equally on all issued and outstanding Common Shares out of funds legally available therefor subject to any applicable limitations contained in the Company's long-term loan agreements. Upon liquidation, any excess net assets after all payments of debts and costs must be paid to shareholders in proportion to the number of Common Shares held. The Common Shares are not subject to preemptive rights, conversion rights, redemption provisions or sinking fund provisions.

                 The holder of each Common Share is entitled to one vote on all matters submitted to shareholders generally, except that shareholders have the right to cumulate their votes for the election of Directors as permitted by Ohio law. The Board of Directors is divided into three Classes with the term of office of one of such Classes expiring in each year. At each Annual Meeting of Shareholders the successors to the Directors of the Class whose term is expiring at that time are elected to hold office for a term of three years. Classification of the Board of Directors increases the number of Common Shares necessary under cumulative voting to elect a Director in any given year. Subject to the provisions of Articles Seventh and Eighth of the Company's Amended Articles, as hereinafter summarized, all matters submitted to a vote of shareholders are determined by a vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at a meeting at which the vote was taken.

                 Article Seventh of the Company's Amended Articles provides, in essence, that proposals (i) with respect to a merger, consolidation or acquisition wherein the existing shareholders of the Company would hold less than two-thirds of the voting power of the Company, or of the surviving or new corporation, immediately after consummation of the transaction, and (ii) with respect to a sale of substantially all of the assets of the Company, both require adoption or approval by holders of shares representing two-thirds of the voting power of the Company.

                 Article Eighth of the Company's Amended Articles provides, in essence, that the affirmative vote of the holders of shares representing at least 80% of the voting power of the Company is required to effect a merger, consolidation, sale, lease or exchange of substantially all of the assets of the Company where the other party to the transaction, including its "affiliates" and "associated persons," as defined, is a holder, directly or indirectly, of 5% or more of the outstanding shares of any class of the Company entitled to vote at a meeting called to consider such a proposed transaction, as of the record date used to determine the shareholders entitled to vote upon such transaction. The Board of Directors, acting in good faith, shall make a conclusive determination as to whether the proposed transaction requires an 80% vote of shareholders. The requirement for approval by an 80% vote shall not be applicable to proposals which received the formal approval of the Board of Directors of the Company prior to the acquisition of the 5% share interest by the other party, provided that with respect to any proposed transaction as to which the 80% voting requirement would otherwise be applicable there also has been a disclosure to all shareholders of any inducements in connection with the proposed transaction offered to officers and Directors of the Company which are not extended to all shareholders.

Ohio Law

                 As an Ohio corporation, the Company is subject to certain provisions of Ohio law which may discourage or render more difficult an unsolicited takeover of the Company. Among these are provisions that (i) prohibit certain mergers, sales of assets, issuances or purchases of securities, liquidation or dissolution, or reclassifications of the then outstanding shares of an Ohio corporation involving certain holders of stock representing 10% or more of the voting power, unless such transactions are either approved by the Directors in office prior to the 10% shareholder becoming such or involve a 10% shareholder which has been such for at least three years and certain requirements related to the price and form of consideration to be received by shareholders are met; and (ii) provide Ohio corporations with the right to recover profits realized under certain circumstances by persons engaged in "greenmailing" or who otherwise sell securities of a corporation within 18 months of proposing to acquire such corporation.

                 In addition, pursuant to Section 1701.831 of the Ohio Revised Code, the purchase of certain levels of voting power of the Company (one-fifth or more, one-third or more, or a majority) can be made only with the prior authorization of the holders of shares representing at least a majority of the total voting power of the Company and the separate prior authorization of the holders of shares representing at least a majority of the voting power held by shareholders other than the proposed purchaser, officers of the Company and Directors of the Company who are also employees.


                               VALIDITY OF SHARES

                 The validity of the Common Shares offered hereby will be passed upon by Calfee, Halter & Griswold, 800 Superior Avenue, Suite 1800, Cleveland, Ohio 44114. William A. Papenbrock, Esq., a partner of Calfee, Halter & Griswold, is a Director of the Company and as of January 15, 1994 beneficially owned an aggregate of 8,554.9 Common Shares of the Company.

                                    EXPERTS

                 The consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended May 31, 1993 have been examined by Ciulla Stephens & Co., independent public accountants, as set forth in their report included therein and incorporated herein by reference. The consolidated financial statements referred to above are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Stonhard for the year ended December 31, 1992, appearing in the Company's Current Report on Form 8-K dated October 26, 1993, as amended, have been audited by Haefele Flanagan & Co., independent auditors, as set forth in their report included therein and incorporated herein by reference. The financial statements referred to above are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 14.         Other Expenses of Issuance and Distribution.

                 The following table sets forth the estimated expenses payable by the Registrant in connection with the sale and distribution of the Common Shares registered hereby:

                 SEC Registration Fee . . . . . . . . . . . . . . . . . . . . .              $23,007
                 Fees and Expenses of Counsel . . . . . . . . . . . . . . . . .               10,000
                 Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . .                3,993
                                                                                             -------
                           Total  . . . . . . . . . . . . . . . . . . . . . . .              $37,000
                                                                                             =======


Item 15.         Indemnification of Directors and Officers.

                 Ohio Revised Code Section 1701.13(E) (incorporated herein by reference as Exhibit 99.1) provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, by reason of the fact that he or she is or was a Director, officer, employee or agent of the corporation, against expenses actually incurred by such person in connection with an action if he or she acted in good faith and in a manner not opposed to the best interests of the corporation.

                 Article VI of the Registrant's Amended Code of Regulations (incorporated herein by reference as Exhibit 99.2) provides for the indemnification of Directors and officers against certain liabilities.

                 The Registrant has purchased a Directors and Officers Liability Insurance Policy, which is filed as Exhibit 99.3 to the Registration Statement and is incorporated herein by reference thereto.

                 The Registrant has entered into Indemnification Agreements with each of its Directors and executive officers providing for additional indemnification protection beyond that provided by the Directors and Officers Liability Insurance Policy. A copy of the form of Indemnification Agreement is filed as Exhibit 99.4 to the Registration Statement and is incorporated herein by reference thereto. In the Indemnification Agreements, the Registrant has agreed, subject to certain exceptions, to indemnify and hold harmless the Director or executive officer to the maximum extent then authorized or permitted by the provisions of the Registrant's Amended Code of Regulations, the Ohio Revised Code, or by any amendment(s) thereto.

                 The Securities Agreement dated October 26, 1993 by and among the Registrant and the Selling Shareholders provides that each of the Selling Shareholders will, in connection with any Registration Statement filed by the Registrant on behalf of such Selling Shareholders, indemnify the Registrant, its Directors, officers, each person, if any, who controls the Registrant and each agent for the Registrant (within the meaning of the Securities Act) against certain liabilities arising out of the Registration Statement and the related Prospectus. Such Securities Agreement is filed as Exhibit 4.4 to this Registration Statement and is incorporated herein by reference thereto.

Item 16.         Exhibits.

                 See the Exhibit Index at page E-1 of this Registration
Statement.

Item 17.         Undertakings.

                 (1)      The undersigned Registrant hereby undertakes:

                          (a)     To file, during the period in which offers or
sales are being made, a post-effective amendment to this Registration
Statement:

                                  (i)    To include any prospectus required
                                         by Section 10(a)(3) of the Securities
                                         Act of 1933;

                                   (ii)    To reflect in the prospectus any
                                           facts or event arising after the
                                           effective date of the registration
                                           statement (or the most recent
                                           post-effective amendment thereof)
                                           which, individually or in the
                                           aggregate, represent a fundamental
                                           change in the information set forth
                                           in the registration statement;

                                  (iii)    To include any material information
                                           with respect to the plan of
                                           distribution not previously
                                           disclosed in the registration
                                           statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                          (b)     That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (c)     To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (2) The undersigned Registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF CLEVELAND AND STATE OF OHIO, ON THE 3RD DAY OF FEBRUARY, 1994.

                                   RPM, Inc.



                                   By /s/ Thomas C. Sullivan
                                     -----------------------------------------
                                     Thomas C. Sullivan, Chairman of
                                     the Board of Directors and Chief
                                     Executive Officer


                               POWER OF ATTORNEY


                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Thomas C. Sullivan, James A. Karman, Paul A. Granzier and William A. Papenbrock, or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all Exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, or any one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any one of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 3RD DAY OF FEBRUARY, 1994.

         SIGNATURE                                                  TITLE
         ---------                                                  -----


/s/ Thomas C. Sullivan                             Chairman of the Board of
- -------------------------------------              Directors and Chief Executive
Thomas C. Sullivan                                 Officer (principal executive
                                                   officer)

/s/ James A. Karman                                President and Chief Operating
- -------------------------------------              Officer and a Director
James A. Karman



/s/ Frank C. Sullivan                              Vice President and Chief Financial Officer
- -------------------------------------              (principal financial officer)
Frank C. Sullivan



/s/ Glenn R. Hasman                                Vice President - Administration
- -------------------------------------              (principal accounting officer)
Glenn R. Hasman

         SIGNATURE                                                    TITLE
         ---------                                                    -----



/s/ Edward B. Brandon                                               Director
- ----------------------------------
Edward B. Brandon


/s/ Lorrie Gustin                                                   Director
- ----------------------------------
Lorrie Gustin


/s/ Roy H. Holdt                                                    Director
- -------------------------------------------
Roy H. Holdt


                                                                    Director
- ----------------------------------
E. Bradley Jones


/s/ Donald K. Miller                                                Director
- ----------------------------------
Donald K. Miller


/s/ John H. Morris, Jr.                                             Director
- -------------------------------------------
John H. Morris, Jr.


/s/ Kevin O'Donnell                                                 Director
- ----------------------------------
Kevin O'Donnell


/s/ William A. Papenbrock                                           Director
- -------------------------------------------
William A. Papenbrock


/s/ Stephen Stranahan                                               Director
- ----------------------------------
Stephen Stranahan



373/06821VRD.400

                                   RPM, INC.

                                 EXHIBIT INDEX


EXHIBIT                                                                                               SEQUENTIAL
NUMBER                    DESCRIPTION OF DOCUMENT                                                    PAGE NUMBER
- -------                   -----------------------                                                    -----------
 4.1             Amended Articles of Incorporation, as amended, of the Registrant                        (A)

 4.1.1           Amendment to Articles of Incorporation, as filed with the Ohio                          (B)
                 Secretary of State on October 9, 1992

 4.2             Amended Code of Regulations of the Registrant                                           (C)

 4.3             Specimen Certificate of Common Shares, without par value, of the Registrant             (D)

 4.4             Securities Agreement dated October 26, 1993 by and among the Registrant and the shareholders of Stonhard, Inc. (without exhibits)

 4.5             Specimen LYONs Certificate                                                              (B)

 4.6             Amended and Restated Credit Agreement, dated as of May 5, 1992, by and between the Registrant, RPOW (France) S.A., RPOW (Nederland) B.V., Radiant Color, N.V.,
                 the Lenders and The First National Bank of Chicago, acting as Agent                     (E)

 4.7             Guaranty Agreement by the Registrant to Bank of Delaware, Trustee, dated as of
                 December 1, 1975                                                                        (F)

 4.8             Installment Sale Agreement, dated as of October 15, 1979, by and between
                 Department of Community Affairs and Economic Development and Gates
                 Engineering Company, Inc.                                                               (G)

 4.8.1           Indenture of Trust and Mortgage, dated as of October 15, 1979, from Department
                 of Community Affairs and Economic Development to the Bank of Delaware, as Trustee       (G)

 4.9             Multicurrency Credit Agreement, dated as December 14, 1993, by and among the
                 Registrant, RPOW (France) S.A., RPM Europe B.V., Radiant Color, N.V., the Lenders
                 and Credit Lyonnais Chicago Branch, acting as Agent

 4.10            Fiscal Agency Agreement, dated August 1, 1990, by and between the Registrant and
                 The Chase Manhattan Bank, N.A. with respect to $50,000,000 principal amount of 6-3/4%
                 Convertible Subordinated Debentures due 2005                                            (H)

 4.11            Indenture, dated as of September 15, 1992, between the Registrant and The First
                 National Bank of Chicago, as trustee, with respect to the LYONs                         (B)

 5.1             Opinion of Calfee, Halter & Griswold as to the validity of the shares being offered

23.1             Consent of Calfee, Halter & Griswold (included in Exhibit 5.1)

23.2             Consent of Ciulla Stephens & Co.

23.3             Consent of Haefele Flanagan & Co.

24.1             Power of Attorney and related Certified Resolution

99.1             Ohio Revised Code Section 1701.13(E), pertaining to indemnification of Directors        (I)
                 and officers

99.2             Article VI of the Registrant's Amended Code of Regulations                              (I)

99.3             Directors and Officers Liability Insurance Policy                                       (I)

99.4             Form of Indemnification Agreement between the Registrant and each                       (I)
                 of its Directors and executive officers

________________________

(A)      Incorporated herein by reference to the appropriate exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1984 and the appropriate exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1987.

(B)      Incorporated herein by reference to the appropriate exhibit to the Registrant's Statement on Form S-3 (Reg. No. 33-50868).

(C)      Incorporated herein by reference to the appropriate exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1988.

(D) Incorporated herein by reference to the appropriate exhibit to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-39849).

(E) Incorporated herein by reference to the appropriate exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1992.

(F) Incorporated herein by reference to the appropriate exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1989.

(G) Incorporated herein by reference to the appropriate exhibit to the Registrant's Quarterly Report on Form 10-Q for the three months ended November 30, 1979.

(H) Incorporated herein by reference to the appropriate exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1990.

(I) Incorporated herein by reference to the appropriate exhibit to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-36396).



373/06821VRD.400





                                      E-2